Exhibit 99

CIRCLE GROUP HOLDINGS ALERTS SHAREHOLDERS TO OBTAIN PAPER CERTIFICATES

Cites rampant failures to deliver, naked short selling, “phantom” shares

Friday, April 28, 2006, 4:20 pm ET

MUNDELEIN, Ill., April 28 /PRNewswire-FirstCall/ -- Circle Group Holdings, Inc. (Amex: CXN - News), announced today that it is mailing the following letter to all shareholders of record.
___________________________

April 28, 2006

To All CXN Shareholders

Dear Loyal Shareholder,

THERE IS A CRITICAL NEED FOR YOU TO CALL THE BROKERAGE WHERE YOUR CXN SHARES ARE BEING HELD AND INSTRUCT THEM TO PROMPTLY DELIVER TO YOU ALL OF YOUR SHARES IN PHYSICAL CERTIFICATE FORM. THE CONSEQUENCES OF NOT GETTING ALL OF YOUR SHARES IN HAND COULD HAVE A SIGNIFICANT, NEGATIVE EFFECT ON YOUR INVESTMENT.

Why do I need to request my shares in physical certificate form?

It has come to our attention that a significant number of “phantom shares” of our Company’s common stock has been sold into the market during the past 24 months. It appears the sellers are acting within and through major brokerage firms in the capital markets, with their primary goal being to damage the Company and our stock’s value, while illegally profiting at our expense from any price decline. We have seen no evidence that the sellers plan to buy any shares to cover their illegitimately created positions. These manipulative actions are preventing you and all real shareholders from experiencing the value that a fair, balanced and orderly market could provide.

The “shares” you believe you own in the Company are “securities entitlements”, and are either backed by genuine stock certificates, or backed by IOUs lacking any corresponding stock certificates to support them. These IOUs are commonly referred to as counterfeit shares, phantom shares, and naked short sales.

What is a naked short sale?

Short selling is a bet that a company’s stock will fall. In a legitimate short sale, a real investor sells stock they borrowed, hoping to buy it back at a lower price to replenish the lender. They take the risk that if a stock goes up instead of down, they must buy back in at a loss.

In a naked short sale, the seller sells stock they have not borrowed, and does not intend to borrow, and then pockets the proceeds from the sale. Naked short sellers have built an elaborate infrastructure they use to manipulate stocks - achieving spectacular gains at the expense of honest investors. The players are corrupt, well-organized industry insiders who often combine anonymous blogging, phony research reports, and crooked financial news reporters into orchestrated attacks to “short and distort” targeted companies. Company facts are twisted, skewed, and re-invented as a series of half-truths, creating the illusion that the companies and their management are unfocused - the intent is to create fear and doubt about the Company’s prospects, and to generate an endless need for management to respond to attacks, rather than tend to their business.

Billions of dollars in trades are left “unsettled” (undelivered) daily in the US capital markets. This is called ‘Failure to Deliver’ (FTD). The investor’s account is debited the cost of the stock they wish to buy, their account statement is updated to show that they bought it, but the underlying stock is not delivered - it “fails to be delivered.” The average shareholder has no idea this has taken place, as their account statement (really just a piece of paper generated by their broker) assures them they “own” genuine “shares.” This is a kind of fraud. Naked short selling accounts for a large amount of ‘Failure to Deliver’ positions, and it’s a disgraceful commentary on just how badly corrupt Wall Street insiders have abused investors’ trust. It really is a case of “the fox guarding the henhouse.” Consider this: how do you think the legal system would treat you if you sold something you didn’t own, and decided to never deliver it? Another way to describe this is to call it what it is - premeditated stealing. Worse, the problem of FTDs calls into question the issue of market integrity.

FTDs represent an attack on the fundamental fairness of the market. At the heart of a fair market is a respect for ‘supply and demand’. Once the supply side of the equation has been artificially manipulated, all bets are off as to the fairness of the marketplace. When there is no cap on the supply of shares -- because market participants are able to sell stock that they don't have, and which doesn’t exist -- prices are subject to downward manipulation. Increased supply overwhelms buyers and crushes the stock price or hampers appreciation.

In the past, our Company has successfully fought against many such onslaughts, marshalling the intestinal fortitude and management team necessary to prevail. Many firms, however, aren’t as fortunate, and have succumbed to these attacks, leading to the loss of jobs, income, investor gains, and the innovation that is a fundamental of the American economy. ”Attack of the Blogs” is a controversial cover story in last fall’s Forbes magazine, featuring our battle with this sort of shadow threat.

Small-cap companies like Circle Group Holdings are targets.

This attack is not perpetrated exclusively on our stock. According to some estimates the problem has reached epidemic proportions in the public markets, and it has the abovementioned negative effect of diminishing the equity value of legitimate investments. To be clear, what we are describing is real, widespread and receiving increasing visibility, culminating most recently in a series of anti-trust lawsuits by hedge funds against their prime brokers for precisely this practice of naked short selling - a move unprecedented in the history of the public markets. Further dramatizing the suits is that they are seeking “class action status.” Recently, 60 Minutes covered the allegedly doctored negative reports issued by a hedge fund-friendly research firm on Biovail Corp. In another high profile case, Overstock.com Inc. has had recent success in its claims against prominent hedge funds. Skewed stories containing false information issued by major financial publications have led to SEC subpoenas of journalists. The NASD fined a broker at Citigroup on Wednesday for naked short selling. Senator Bennett of Utah made it the primary topic of his testimony with SEC Commissioner Christopher Cox in this week’s Senate Banking Committee hearings. The scope of the problem is becoming more evident with each passing day, and we are hopeful that this new visibility will result in an environment where we can work together to correct the system, and insure a future level playing field for all honest participants.

Why is Circle Group Holdings fighting back?

We’d like you to understand more about our motivation to confront this challenge, versus maintaining the Wall Street status quo. When a company’s value is destroyed by these secretive and illegal methods, funding can dry up, investors can lose faith in their investment, and companies can be driven into bankruptcy or be de-listed. This is the ultimate goal of many of these types of manipulations, because once a company is bankrupt or de-listed the culprits have no liability to ever cover their short position, and they also have no taxable event with the Internal Revenue Service. This is free money - and a lot of it - for those industry insiders who have figured out how to steal investor dollars by utilizing serious flaws in our capital markets system.

We are sickened by these abuses, and have begun our own campaign to protect the value of your investment in CXN stock. We believe in the fair, fundamental principals of free trade and the entrepreneurial spirit upon which our nation was built, and we have committed to working to restore what has been taken from all of us. We are forcing this problem out into the open and will be exposing the wrongdoers and manipulators.

What is Circle Group Holdings doing to address this situation?

The only way to correct the problem is to root out the phantom shares and create an environment where the unscrupulous players cannot continue their abusive trading. We are implementing several steps to make this happen:

1) In order to ensure success in our mission and adequate future protection from market abuses, we have engaged legendary attorney John O’Quinn, and his Consortium, led day-to-day by Wes Christian. O’Quinn and his network represent Overstock.com, and many other companies facing these problems, and have one of the most successful track records in the world of fighting and monetizing injustices arising from abuses of power and trust committed by large, influential special interests.

2) We are requesting that you contact your broker at this time, and request that your physical certificate of CXN shares be sent to you.

3) Our pending name change (which shareholders will have the right to approve via the special meeting we recently announced) will provide an opportunity for everyone to find out whether they own genuine or phantom shares. If the name change to Z-Trim Holdings, Inc. is approved, we will simultaneously change our trading symbol to AMEX:ZTM, receive a new cusip number, and issue new physical certificates. A new ZTM share with a new cusip number will replace the old CXN share, on a share-for-share basis, upon presentation of a legitimate CXN certificate. We have received our Transfer Journal from our Transfer Agent documenting all issued certificates. With this accurate record in-hand of all share issuances and transfers to date, we believe phantom shares will be unable to transfer to legitimate shares in the future. Holders who deliver genuine shares with proof of ownership will receive the new ZTM share under a ‘Mandatory Exchange’ program that the American Stock Exchange provides. We believe the program allows the market to trade our stock without interruption but can prevent settlement without physical delivery of genuine shares.

4) In the near future, we intend to issue a non-cusip dividend share known as a “D-Share”, on a one-for-one basis for each genuine ZTM share presented directly to the Company within a designated period of time. Holders of the D-share will receive a pro-rata cash dividend from 10% of the after-tax profits from future licensing of the Z-Trim process to global food manufacturers for as long as the shares are held by the original holder - but the D-share dissolves immediately upon sale or transfer of the associated ZTM share. D-shares WILL NOT be issued to nominees. Likewise, IOUs and illegitimate phantom shares in circulation will not be honored.

What is the purpose of the D-Share?

The D-Share is intended to provide future rewards to current legitimate shareholders of record who retain their ownership interest. It will also have the additional effect of allowing shareholders to ascertain whether they own actual shares, or mere entitlements wholly lacking in the parcel of rights represented by a legitimate share. The D-Share is one of the rights a genuine share will carry in the future; hence in addition to providing you a legitimate item of potential future value, it will also ultimately provide a public integrity test of the system, in full view of Congress and the investment community, with none of the usual deception available to the malicious parties.

Management is bringing this ZTM and D-share program forward in a manner that ensures:

* There will be no way for any broker to simply credit a customer account with the new shares;

* Every shareholder has the opportunity to exercise their right to claim a physical certificate;

* As many legitimate shareholders as possible are able to claim ownership of ZTM shares while causing as little disturbance as possible to the market for ZTM shares.

Isn’t this distracting to Circle Group Holding’s management team?

Some of you may be concerned as to whether or not our actions represent a shift of focus from our business, towards an emphasis on legal action and market valuation. Oftentimes management teams are forced to choose between running the business, and protecting their shareholders’ interests. We believe that is an unacceptable choice to have to make, and so instead we’ve retained the O’Quinn Consortium as an experienced, seasoned team to deal with that specialized area. An apt analogy is a large store - it has to be well run, well stocked and well marketed - but it also can’t ignore shoplifting, shipment hijacking, employee theft and embezzlement. Building and managing a great business won’t stop robbers, but a few well armed and trained security specialists will. Please rest assured that we are intensely and fully focused on our business. At the same time, we seek to protect our shareholders’ equity value from abuse.

What if I cannot obtain my stock certificate from my broker?

Ten trading days should be a reasonable timeframe to receive your physical delivery of shares. Those of you who are unable to receive genuine shares from your broker in a timely manner have likely been victims of abuse, and are entitled to recourse and protection - you believed you purchased a legitimate, genuine share, and through no fault of your own, you are now unable to obtain it and get your ZTM share and your D-share. That is where the Consortium led by John O’Quinn and Wes Christian will come into play. This Consortium of attorneys and law firms can provide to shareholders who cannot get their shares useful information about actions to take, what documentation to prepare, and how best to present their complaints. Shareholders having any difficulty receiving their physical certificate from their broker may contact -

James ‘Wes’ Christian - Attorney
Christian Smith & Jewel
2302 Fannin, Suite 500
Houston, TX 77002
Phone: (713) 659-7617
jwc@csj-law.com

What about the wrongdoers?

This correspondence shall herewith serve as notice to those who have sold our stock illegally, never delivering the underlying stock - and creating a “phantom float” of fraudulently manufactured IOUs. The O’Quinn-led Consortium is now fully reviewing the key elements of activities engaged in by our market participants, and documenting the scope and liability of those actions, as well as the cost to the Company, and to our shareholders. All efforts by participants to redeem phantom shares in CXN will be closely monitored, and any such attempt will be met with swift and vigorous action. Consider this fair warning that we intend to defend our organization and our shareholders against any further abuse, and have the resources necessary to do it.

We, as the issuer, have an exclusive right to control the number of outstanding shares issued into the market. If you have been tricked into believing that you actually own the shares in your account, and instead there are IOUs represented to you as shares, you have a legitimate complaint. The system cannot create shares of CXN - only the Company is authorized to do so. The market and its broker participants are not a casino where the house can create as many aces of spades as it likes to rig the game.

Our intention is to reward all genuine shareholders of record, and provide a mechanism allowing those who have been defrauded to seek redress against those who have defrauded them.

So here is your call to action…

Demand your CXN shares, and if you are given any explanation or excuse other than the prompt tendering of your shares, assume the worst, and contact the aforementioned attorney, as well as the regulators listed at the end of this document.

Our intent is to restore the integrity of the system’s trading in our stock, and protect our investors’ interests. We remain totally focused on our business, and have every expectation that the upcoming corporate events related to this stock issuance will be adequately handled by the O’Quinn Consortium, while we concentrate on the operations of the Company.

Thank you for your attention and continued support.

Best regards,
Your Management Team
At Circle Group Holdings

Where else can I get assistance if it appears I won’t get my shares?

Illinois Securities Commission
69 West Washington,
12th Floor, Suite 1220
Chicago, IL 60602,
(312) 793-3384, (312) 793-1202 (Fax)

and/or

NASD Investor Complaint Center
1735 K Street, NW
Washington, DC 20006-1506
Phone: (240) 386-HELP (4357)
Fax: (866) 397-3290
Web site: complaint.nasd.com

Or Contact the State Securities Regulator in your state.
You can find contact information for your state regulator at the Web site, www.nasaa.org
For more information about the Failure to Deliver and Naked Short Selling situation, go to -

www.TheSanityCheck.com     www.NCANS.net

Congressmen and Congresswoman are invited to contact any of the parties listed above or the Company representatives listed below regarding this issue.

Contact:
Steve Cohen - President
Circle Group Holdings, Inc.
1011 Campus Drive
Mundelein, IL 60060
847-549-6002

About our Company

Z-Trim is the Company’s solution to obesity originally developed by the USDA, which was first offered for licensing to the commercial marketplace in 2000.

Obesity is the biggest health problem in the world today, in terms of cost, and declining quality of life. In 2002, the Company acquired the global rights to all fields of use for Z-Trim - a zero-calorie, all natural fat-replacement that can reduce up to 50% of the calories from fats in most foods without affecting taste, texture, appearance, or digestive health. We spent nearly 10 million dollars over the past four years building a commercially-viable, licensable manufacturing process, the first ever Z-Trim manufacturing plant, a powerful marketing plan, and a substantial intellectual property portfolio. We recently raised several million more dollars to market Z-Trim, which was one of the last steps we needed to complete prior to being able to establish our important role in solving the fast growing global obesity epidemic.

Z-Trim is currently being sold internationally to small and large manufacturers for pilot production and laboratory formulation in many different food applications. Additionally, Z-Trim is market-testing in domestic school lunch programs. And the Z-Trim formulation team ‘Amazing Food Creations’ is creating a line of emulsified products for many nationally and regionally known brands.

Our Company is debt-free, we own all of our assets, the ‘Going Concern’ was recently eliminated from the financial statement of our annual report, and we truly believe we have a critical breakthrough in weight control and obesity reversal. Investors in the Company own part of this, and we are proud to have you as one of our owners. You share in our success with the many people at our company headquarters in Mundelein who work diligently every day to build a future that honors the tremendous persistence, resources and capital that went into Z-Trim over the past several years to make it a reality.

For Public relations requests related to the issues raised above -
Contact Wes Christian - Attorney at (713) 659-7617

For Investor Information related to the ZTM - CXN Mandatory Exchange Program -
Contact Steve Cohen - President of CXN at (847) 549-6002

For Public relations requests related to Z-Trim, our solution to obesity -
Contact Phil Versten - V.P. of Public Relations at Z-Trim at (847) 549-6002 or
Visit http://z-trim.com

Forward-Looking Statements and Risk Factors

Statements made in this letter that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as "believes," "anticipates," "plans," or "expects," and other statements which are not historical facts contained in this release are forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements. Reference is made to the Company's filings with the Securities and Exchange Commission for a more complete discussion of such risks and uncertainties.

[End of letter]
_______________________________

About Z-Trim
Z-Trim is a natural zero calorie fat-substitute made from the hulls of corn, oat, soy, rice, barley that lowers 25% to 50% of calories from fats in most foods without affecting taste or texture. Z-Trim generally can’t be detected by consumers when formulated correctly in dairy, dressings, dips, sauces, baked goods, processed meats, snack foods, cookies, pies, cakes, icings, brownies, bars, ice cream, milk shakes and many other foods. It improves texture significantly; makes meats juicier, baked goods moister, dips creamier. Z-Trim lets you to eat more of the foods you love without fear of weight gain and allows you to lose weight without giving up the foods you love. Z-Trim adopts the flavor and mouth feel of most recipes and reduces aftertaste in most foods and has been proven in studies that a majority of consumers prefer Z-Trim foods over their full-fat counterparts. Z-Trim can substantially reduce harmful trans and saturated fats and adds healthy insoluble and soluble dietary fiber which can be beneficial to heart patients and diabetics. Z-Trim can improve digestion without any negative side effects sometimes associated with other fat substitutes. Invented over many years by Outstanding Senior Research Scientist Dr. George Inglett http://www.thesoydailyclub.com/Research/ars2132002.asp at the United States Department of Agriculture, Z-Trim is protected by three issued U.S. and International patents with more than 50 additional patents pending.

Forward-Looking Statements and Risk Factors
Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as "believes," "anticipates," "plans," or "expects," and other statements which are not historical facts contained in this release are forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements. Reference is made to the Company's filings with the Securities and Exchange Commission for a more complete discussion of such risks and uncertainties.

 Contact: Steve Cohen
Voice: 847-549-6002
Email: ir@crgq.com